                                                                  Exhibit (C)(6)

LOGO OF MERRILL LYNCH
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Technology Mergers & Acquisitions







--------------------------------------------------------------------------------
Discussion Materials Regarding


South





March 14, 2001

                                                LTM Market Performance
----------------------------------------------------------------------------------------------------------------------
Indexed Prices                                  March 13, 2000 to March 13, 2001


140

120

100

 80
                                             [GRAPH APPEARS HERE]                                              (34.7%)
 60

 40
                                                                                                               (83.6%)
 20                                                                                                            (85.0%)
                                                                                                               (92.0%)
  0                                                                                                            (98.3%)

03/10/2000  04/20/2000  05/31/2000  07/11/2000  08/21/2000  09/29/2000  11/09/2000  12/20/2000  01/30/2001  03/12/2001

-------------------------------------------------------------------------------------------
___South  ___AMZN  ___DJ Internet Comp.  ___Online CE Comp./(1)/  ___Offline CE Comp./(2)/
-------------------------------------------------------------------------------------------

(1)  Composite includes Cyberian & Egghead
(2)  Composite includes Best Buy, Circuit City & Radio Shack
                                                                            -1-
                                                         [LOGO OF MERRILL LYNCH]
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

Comparable Companies Analysis

                                                ENTERPRISE                                                                     ENT
                                % OFF    MKT.      MKT.                       CY REV    LFQ          ENT. VALUE  ENT. VALUE   VALUE
                               52 WEEK  VALUE(1)  VALUE(2)   REV. ($MM) (2)     %      OPER.   CUST.     REV         GP      CUSTOM-
                                         $MM       $MM      CY00E     CY01E   CHANGE   (LOSS)  (MM)  CY00E CY01E CY00E CY01E   ERS
Commerce - Principal
--------------------
Amazon.com        AMZN   $11.00  -85%  $3,917.9  $4,961.4  $2,762.0 $3,361.0  21.7%  (322.1)  29.0  1.80x 1.48x 7.57x 6.50x 171.1x
Ashford.com       ASFD     0.64  -93%      29.9      17.0      64.7    114.9  77.6%   (40.3)   0.2  0.26x 0.15x 1.31x 0.91x  83.0x
barnes&noble.com  BNBN     1.25  -89%     182.9     (34.4)    374.9a   430.0   14.7%  (142.9)   7.3  N.M   N.M.  N.M.  N.M.   N.M.
Buy.com           BUYX     0.25  -98%      33.6     (26.1)    787.6    590.0  (25.1%)  (33.0)   3.5  N.M   N.M.  N.M.  N.M.   N.M.
Cyberian          COOL     0.84  -93%      26.7       6.9     308.9    439.4   42.3%    (6.3)   1.1  0.02x 0.02x 0.16x 0.10x   6.3x
Drugstore.com     DSCM     1.16  -95%      76.1     (48.5)    110.0    139.7   27.0%   (45.5)   0.7  N.M   N.M.  N.M.  N.M.   N.M.
Egghead.com       EGGS     0.75  -93%      31.8      (0.8)    478.8    521.1    8.8%   (11.2)   0.2  N.M   N.M.  N.M.  N.M.   N.M.
Peapod.com        PPOD     1.31  -84%      29.6      15.7      92.8     N.A.    N.A.   (23.7)   0.1  0.17x N.M.  0.74x N.M.  126.2x
Priceline.com     PCLN     2.38  -98%     400.2     299.2   1,235.4  1,312.7    6.3%   (10.0)   9.0  0.24x 0.23x 1.54x 1.69x  33.2x
Webvan            WBVN     0.22  -98%     104.3     (51.4)    259.4    415.0   60.0%  (113.3)   0.6  N.M   N.M.  N.M.  N.M.   N.M.
                     --------------------------------------------------------------------------------------------------------------
                           Mean  -93%                                                                0.5x  0.5x  2.3x  2.3x   84.0x
                         Median  -93%                                                                0.2x  0.2x  1.3x  1.3x   83.0x
                     --------------------------------------------------------------------------------------------------------------
Commerce - Agency
-----------------
eBay              EBAY   $34.44  -73%  $9,225.7  $8,496.9    $431.4   $661.8   53.4%    26.7   22.5 19.7x 12.8x 25.3x 15.7x 377.6x
Homestore.com     HOMS    20.94  -65%   1,733.6   1,477.7     230.0    396.3   72.3%   (33.1)   4.3  6.4x  3.7x  8.8x  N.M. 343.7x
Ticketmaster      TMCS     8.38  -75%     742.2     702.1     220.6    673.4  205.2%   (72.2)  19.0  3.2x  1.0x 10.7x  2.8x  37.0x
                     --------------------------------------------------------------------------------------------------------------
                           Mean  -71%                                                                9.8x  5.9x 14.9x  9.3x  252.7x
                         Median  -73%                                                                6.4x  3.7x 10.7x  9.3x  313.7x
                     --------------------------------------------------------------------------------------------------------------

Data excludes all extraordinary items, nonrecurring charges and merger-related expenses.

(1) Market value calculated using basic shares outstanding

(2) Enterprise value defined as total market value plus total debt, minority interest and preferred stock, less cash and cash equivalents.

(3) Revenue and EPS projections based on Merrill Lynch research estimates if available, otherwise based on I/B/E/S and First Call estimates.

                                                            [Merrill Lynch Logo]

                       CURRENT STATE OF CAPITAL RAISING
--------------------------------------------------------------------------------

--------------------------------------
PUBLIC E-COMMERCE CAPITAL RAISED/(1)/
--------------------------------------

($ In millions)

             2000             2001
 -----------------------    --------
  Q1    Q2     Q3     Q4    Q1
  --    --     --     --    --
$2,475 $34    $51


Source: Securities Data Corporation


--------------------------------------
  PRIVATE E-COMMERCE CAPITAL RAISED
--------------------------------------

($ In millions)

             2000             2001
 -----------------------    --------
  Q1    Q2     Q3     Q4    Q1
  --    --     --     --    --
$540  $220    $50    $44   $15


Source: VentureSource

---------------
(1)  Represents IPO, Secondary, and Add-on Offerings
                                                                   -3-
---------------------------------------------------------- [MERRILL LYNCH LOGO]

                            Review of Alternatives
--------------------------------------------------------------------------------

                             [GRAPH APPEARS HERE]




                              Issues to Consider
               --------------------------------------------

               .  Likelihood of Delisting

               .  Ongoing Liquidity

               .  Visibility of Operating Plan

               .  Viability of Long-Term Business Prospects

               .  Dilution/ROIC

               .  Level of Interest

                                                                     -4-
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